As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL MEDICAL REIT INC.
(Exact name of registrant as specified in its charter)

Maryland	46-4757266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Global Medical REIT Inc. 2016 Equity Incentive Plan
(Full title of the plan)

Jeffrey M. Busch 7373 Wisconsin Avenue, Suite 800 Bethesda, Maryland 20814
(Name and address of agent for service)

(202) 524-6851
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

INTRODUCTORY STATEMENT

Global Medical REIT Inc., a Maryland corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering the offer and sale of an additional 1,650,000 shares of its common stock, par value $0.001 per share (“Stock”), issuable pursuant to the terms of the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”).

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on (i) June 30, 2016 (File No. 333-212343) relating to the Plan, (ii) June 21, 2019 (File No. 333-232279) relating to an amendment to the Plan, and (iii) March 2, 2022 (File No. 333-263219) relating to an amendment to the Plan (collectively, the “Prior Registration Statements”), including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant except to the extent otherwise updated or modified by this Registration Statement. The additional shares of Stock that are the subject of this Registration Statement were authorized pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders on May 15, 2024, which Stock consists of shares reserved and available for delivery with respect to awards under the Plan and additional shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8, as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Articles of Restatement of Global Medical REIT Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q as filed with the SEC on August 8, 2018).

4.2	Fourth Amended and Restated Bylaws of Global Medical REIT Inc., adopted as of December 7, 2022 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the SEC on December 7, 2022).

4.3	Global Medical REIT Inc. 2016 Equity Incentive Plan (as amended through May 15, 2024) (incorporated herein by reference to Appendix A of the Company's Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 1, 2024).

5.1*	Opinion of Venable LLP as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche, LLP.

23.2*	Consent of Venable LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

107.1*	Calculation of Filing Fee Tables

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on August 12, 2024.

GLOBAL MEDICAL REIT INC.

By:	/s/ Jeffrey M. Busch
	Name:	Jeffrey M. Busch
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, pursuant to the requirements of the Securities Act, that each person whose signature appears below authorizes and appoints Jeffrey M. Busch as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such person’s or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Jeffrey M. Busch	Chief Executive Officer and Director
Jeffrey M. Busch	(Principal Executive Officer)

/s/ Robert J. Kiernan	Chief Financial Officer
Robert J. Kiernan	(Principal Financial and Accounting Officer)

/s/ Henry Cole	Director
Henry Cole

/s/ Paula Crowley	Director
Paula Crowley

/s/ Matthew Cypher	Director
Matthew Cypher

/s/ Zhang Huiqi	Director
Zhang Huiqi

/s/ Ronald Marston	Director
Ronald Marston

/s/ Lori Wittman	Director
Lori Wittman

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